Exhibit 99.1

FOR IMMEDIATE RELEASE

April 30, 2019

For more information

Trisha Voltz Carlson, EVP, Investor Relations Manager

504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney Corporation to acquire MidSouth Bancorp, Inc.

An in-market, low risk, high return transaction

GULFPORT, Miss. (April 30, 2019) — Hancock Whitney Corporation (“Hancock Whitney”) (NASDAQ: HWC), parent company of Hancock Whitney Bank, and MidSouth Bancorp, Inc. (“MidSouth”) (NYSE: MSL), parent company of MidSouth Bank, N.A., announced today that they have entered into a definitive agreement for MidSouth to merge into Hancock Whitney in a stock-for-stock transaction.

“We are pleased to have MidSouth join the Hancock Whitney franchise”, said John M. Hairston, President and CEO. “The merger fits perfectly with our stated strategies of adding scale and enhancing value through in-market, financially accretive, low-risk transactions that strengthen our current franchise and provide opportunities for future growth.”

Consistent with Hancock Whitney’s M&A strategy, the transaction is primarily an in-market acquisition of $1.7 billion in assets, with a balance sheet comprised of approximately $900 million in high-yielding loans, $1.4 billion of low-cost deposits and a footprint that allows for significant cost savings. MidSouth’s franchise will provide enhanced opportunities for growth in several of our current markets, such as their home market of Lafayette, Louisiana, as well as opportunities for expansion in newer markets in Louisiana and Texas.

Jim McLemore, President and CEO of MidSouth commented, “We have much in common with Hancock Whitney, including a shared culture of client focus and relationship banking. This merger will provide our customers, employees, and shareholders the benefits of scale it would have taken years for us to accomplish independently.”

Under the terms of the agreement, each share of MidSouth Bancorp, Inc. common stock will convert to the right to receive 0.2952 shares of Hancock Whitney Corporation common stock. Per the merger agreement, the conversion ratio reflects a per share value of $12.75 per MidSouth common share. The parties anticipate redeeming all of MidSouth’s outstanding preferred stock at closing subject to receipt of applicable governmental approvals.

Estimated Transaction Summary (projected at closing; excludes merger costs)

Price to adjusted tangible book value (TBV)	1.4x
Adjusted core deposit premium	5%
EPS accretion (fully phased-in)	$0.13-$0.15
TBV Dilution	less than 80bps
Cash Return on Invested Capital (ROIC)	>20%

The transaction is expected to close with a simultaneous systems conversion in late third quarter of 2019. Pro forma information assumes 50%-55% cost savings (based on MidSouth’s 2019/2020 street estimates), and is accretive to Hancock Whitney’s EPS beginning in the first quarter of 2020.

The transaction is subject to the satisfaction of certain customary closing conditions including receipt of regulatory and MidSouth shareholder approval. Morgan Stanley & Co. LLC is serving as financial advisor to Hancock Whitney and Wachtell, Lipton, Rosen & Katz is serving as legal advisor. Sandler O’Neill + Partners, L.P. is serving as financial advisor to MidSouth and Troutman Sanders LLP is serving as legal advisor.

There is no conference call scheduled. A slide presentation related to the proposed transaction is included in Hancock Whitney’s 8-K filing and is also posted under the “Presentations” tab in the “News and Market Data” section of the Investor Relations website at www.hancockwhitney.com/investors.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee, as well as trust and asset management offices in New Jersey and New York. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

About MidSouth

MidSouth Bancorp, Inc. is a bank holding company headquartered in Lafayette, Louisiana, with assets of $1.7 billion as of March 31, 2019. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 42 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. Additional corporate information is available at www.MidSouthBank.com.

Important Cautionary Statement about Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations regarding the business combination, our performance and financial condition, the integration of MidSouth with Hancock Whitney, deposit trends, credit quality trends, changes in interest rates, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook", or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties, including among others:  the possibility that expected benefits of the proposed transaction may not materialize in the timeframe expected or at all, or may be more costly to achieve; the proposed transaction may not be timely completed, if at all; that prior to the completion of the proposed transaction or thereafter, Hancock Whitney’s and MidSouth’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies related to the proposed transaction; that required regulatory, shareholder or other approvals for the merger or related transactions are not obtained or the conditions to the parties’ obligations to complete the merger are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ shareholders, customers, employees or other constituents to the proposed transaction; and diversion of management time on merger-related matters. These risks, as well as other risks relating to the parties and the proposed transaction, will be more fully discussed in the Proxy Statement/Prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Registration Statement will be, considered representative, no such lists should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in other periodic reports that we file with the SEC.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction between Hancock Whitney and MidSouth. In connection with the proposed merger, Hancock Whitney will file with the SEC a Registration Statement on Form S-4 that will include the Proxy Statement of MidSouth and a Prospectus of Hancock Whitney, as well as other relevant documents regarding the proposed transaction. A definitive Proxy Statement/Prospectus will be sent to MidSouth shareholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. MidSouth shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus when it becomes available, along with any other documents filed by Hancock Whitney and MidSouth with the SEC, and any amendments or supplements to these documents, because they will contain important information regarding the merger and the parties to the merger. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Hancock Whitney and MidSouth, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Hancock Whitney at www.hancockwhitney.com under the heading “SEC Filings” or from MidSouth at www.midsouthbank.com under the heading “SEC Filings”. Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Hancock Whitney Corporation, Hancock Whitney Plaza, 2510 14th Street, Gulfport, Mississippi 39501, Attention:  Investor Relations, by calling 504.299.5208, or by sending an e-mail to trisha.carlson@hancockwhitney.com, or by directing a request to MidSouth Bancorp, Inc., 102 Versailles Boulevard, Lafayette, Louisiana 70501, Attention:  Investor Relations, by calling 337.593.3143, or by sending an e-mail to lorraine.miller@midsouthbank.com.

Participants in the Solicitation

Hancock Whitney, MidSouth, and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Hancock Whitney’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 12, 2019. Information regarding MidSouth’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 17, 2018, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described above under “Important Additional Information and Where to Find It.”